                                                                  Exhibit (1)(d)


                             ARTICLES SUPPLEMENTARY

                                       OF

                   MUNICIPAL FUND FOR NEW YORK INVESTORS, INC.


                  MUNICIPAL FUND FOR NEW YORK INVESTORS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reclassified Three Hundred Million (300,000,000) shares of authorized and unissued Class A Common Stock of the Corporation (par value One Mill ($.001) per share) as Class A Common Stock - Special Series 1 (par value One Mill ($.001) per share) pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on July 18, 1985:

                  RESOLVED, that pursuant to Article VI of the Articles of Incorporation of the Corporation Three Hundred Million (300,000,000) authorized and unissued shares of Class A Common Stock of the Corporation (of the par value of One Mill ($.001) per share and of the aggregate par value of Three Hundred Thousand Dollars ($300,000)) be, and hereby are, divided into and classified as a separate series of said Class to be known as Class A Common Stock - Special Series 1;

                  FURTHER RESOLVED, that all consideration received by the Corporation for the issue or sale of shares of Class A Common Stock - Special Series 1 shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter designated as Class A Common Stock (irrespective of whether said shares have been designated as

         Special Series of said Class and, if so designated as a Special Series, irrespective of the particular Series designations), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to the shares of Class A Common Stock - Special Series 1 or such other shares by the Board of Directors in accordance with the Charter of the Corporation, and each share of Class A Common Stock - Special Series 1 shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                  FURTHER RESOLVED, that each share of Class A Common Stock - Special Series 1 shall be charged equally with each other share now or hereafter designated as Class A Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) with the expenses and liabilities of the Corporation in respect of shares of Class A Common Stock - Special Series 1 or such other shares and in respect of any general expenses and liabilities of the Corporation allocated to shares of Class A Common Stock Special Series 1 or such other shares in accordance with the Charter of the Corporation, except that:

                           (a) shares of Class A Common Stock - Special Series 1 shall bear the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions to their customers who beneficially own such shares but do not provide for services to any beneficial owners of shares of capital stock of the Corporation other than shares of Class A Common Stock - Special Series 1; and

                           (b) shares of Class A Common Stock - Special Series 1 shall not bear the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions to their customers who beneficially own shares of capital stock of the Corporation other than shares of Class A Common Stock - Special Series 1 but do not provide for services to any beneficial owners of shares of Class A Common Stock
         - Special Series 1;

                  FURTHER RESOLVED, that each share of Class A Common Stock - Special Series 1 shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share now or hereafter designated as Class A Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as part of a Special Series, irrespective of the particular Series designation), except that:

                           (a) on any matter that pertains to the agreements or expenses and liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of Class A Common Stock - Special Series 1 shall be entitled to vote, except that: (i) if said matter affects shares of capital stock of the Corporation other than shares of Class A Common Stock - Special Series 1, such other affected shares of capital stock shall also be entitled to vote, and in such case shares of Class A Common Stock - Special Series 1 shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and (ii) if said matter does not affect shares of Class A Common Stock - Special Series 1, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock of the Corporation other than shares of Class A Common Stock - Special Series 1; and

                           (b) on any matter that pertains to the agreements or expenses and liabilities described in clause (b) of the immediately preceding resolution (or any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, shares of Class A Common Stock - Special Series 1 shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Directors of the Corporation, and except that if said matter affects shares of Class A Common Stock Special Series 1 such shares shall be entitled to vote, and in such case shares of Class A Common Stock - Special Series 1 shall be voted in the aggregate together with all other shares of capital stock of the Corporation voting on the matter and not by class or series except where otherwise required by law or permitted by the Board of Directors.

                  SECOND: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reclassified an additional Three Hundred Million (300,000,000) shares of authorized and unissued Class A Common Stock of the Corporation (par value One Mill ($.001) per share) as Class A Common Stock - Special Series 2 (par value One Mill ($.001) per share) pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on July 18, 1985:

                  RESOLVED, that pursuant to Article VI of the Articles of Incorporation of the Corporation Three Hundred Million (300,000,000) authorized and unissued shares of Class A Common Stock of the Corporation (of the par value of One Mill ($.001) per share and of the aggregate par value of Three Hundred Thousand Dollars ($300,000)) be, and hereby are, divided into and classified as a separate series of said Class to be known as Class A Common Stock - Special Series 2;

                  FURTHER RESOLVED, that all consideration received by the Corporation for the issue or sale of shares of Class A Common Stock - Special Series 2 shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter designated as Class A Common Stock (irrespective of whether said shares have been designated as Special Series of said Class and, if so designated as a Special Series, irrespective of the particular Series designations), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to the shares of Class A Common Stock - Special Series 2 or such other shares by the Board of Directors in accordance with the Charter of the Corporation, and each share of Class A Common Stock - Special Series 2 shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                  FURTHER RESOLVED, that each share of Class A Common Stock - Special Series 2 shall be charged equally with each other share now or hereafter designated as Class A Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) with the expenses and liabilities of the Corporation in respect of shares of Class A Common Stock - Special Series 2 or such other shares and in respect of any general expenses and liabilities of the Corporation allocated to shares of Class A Common Stock Special Series 2 or such other shares in accordance with the Charter of the Corporation, except that:

                           (a) shares of Class A Common Stock - Special Series 2 shall bear the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions to their customers who beneficially own such shares but do not provide for services to any beneficial owners of shares of capital stock of the Corporation other than shares of Class A Common Stock - Special Series 2; and

                           (b) shares of Class A Common Stock - Special Series 2 shall not bear the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions to their customers who beneficially own shares of capital stock of the Corporation other than shares of Class A Common Stock - Special Series 2 but do not provide for services to any beneficial owners of shares of Class A Common Stock
         - Special Series 2;

                  FURTHER RESOLVED, that each share of Class A Common Stock - Special Series 2 shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share now or hereafter designated as Class A Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as part of a Special Series, irrespective of the particular Series designation), except that:

                           (a) on any matter that pertains to the agreements or expenses and liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of Class A Common Stock - Special Series 2 shall be entitled to vote, except that: (i) if said matter affects shares of capital stock of the Corporation other than shares of Class A Common Stock - Special Series 2, such other affected shares of capital stock shall also be entitled to vote, and in such case shares of Class A Common Stock - Special Series 2 shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and (ii) if said matter does not affect shares of Class A Common Stock - Special Series 2, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock of the Corporation other than shares of Class A Common Stock - Special Series 2; and

                           (b) on any matter that pertains to the agreements or expenses and liabilities described in clause (b) of the immediately preceding resolution (or any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, shares of Class A Common Stock - Special Series 2 shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Directors of the Corporation, and except that if said matter affects shares of Class A Common Stock Special Series 2 such shares shall be entitled to vote, and in such case shares of Class A Common Stock - Special Series 2 shall be voted in the aggregate together with all other shares of capital stock of the Corporation voting on the matter and not by class or series except where otherwise required by law or permitted by the Board of Directors.

                  THIRD: The shares of Common Stock of the Corporation reclassified pursuant to the resolutions set forth in Article FIRST and Article SECOND of these Articles Supplementary have been reclassified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

                  IN WITNESS WHEREOF, MUNICIPAL FUND FOR NEW YORK INVESTORS, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested by its Secretary on this 31st day of August, 1985.

                                            MUNICIPAL FUND FOR
                                            NEW YORK INVESTORS, INC.


[SEAL]                                      By:/s/Edward J. Roach
                                              _________________________________
                                                 Edward J. Roach
                                                 Vice President

Attest:


/s/Morgan R. Jones
__________________________
Morgan R. Jones, Secretary

                                   CERTIFICATE


                  THE UNDERSIGNED, Vice President of MUNICIPAL FUND FOR NEW YORK INVESTORS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

                                            /s/Edward J. Roach
                                            __________________
                                            Edward J. Roach
Dated:  August 31, 1985                     Vice President